Exhibit 10.1

AMENDMENT NO. 1
TO LETTER AGREEMENT

This Amendment No. 1 to Letter Agreement (the “Amendment”) is effective as of November 3, 2009, and amends that certain letter agreement dated June 2, 2009 (the “Agreement”), by and between iPass Inc., (“iPass”) and Foxhill Opportunity Master Fund, L.P. and its affiliates listed in the signature blocks in the Agreement (collectively “Foxhill”).  iPass and Foxhill together constitute the “Parties.”  All capitalized terms not defined herein shall have the meaning attributed to them in the Agreement.

Whereas, iPass has declared and paid a $20 million extraordinary cash dividend to its stockholders in accordance with the terms of the Agreement;

Whereas, the Parties desire to amend the Agreement to modify the manner and timing in which the Second Capital Reduction may be returned to stockholders;

Now, therefore, in accordance with procedures for amendment of the Agreement set forth therein, and in consideration of the mutual promises and obligations herein, the Parties hereby agree as follows:

Section 9 c. of the Agreement is deleted and replaced in its entirety as follows:

“c.
following the payment of such dividend, the Board shall use its commercially reasonable efforts to return an additional $20 million to the iPass stockholders (the “Second Capital Reduction”). $10 million of the Second Capital Reduction shall be in the form of an extraordinary cash dividend to be declared by the Board and paid to stockholders prior to December 31, 2009.  The remaining $10 million of the Second Capital Reduction may be implemented through a stock buyback program or other means to be determined by the Board. In the event that, by March 31, 2011, iPass shall have purchased less than $10 million of iPass stock through such buyback program or other means, then any remaining portion of the Second Capital Reduction shall be returned to stockholders in the form of an extraordinary cash dividend to be declared by the Board and paid to stockholders by April 15, 2011.”

All other provisions of the Agreement remain unchanged and in full force and effect.

The provisions of paragraphs 13 through 16 of the Agreement apply equally to this Amendment.

In witness whereof, the Parties herein have caused this Amendment to be duly executed as of the date written above.

iPass Inc.

/s/ Evan Kaplan

By:  Evan Kaplan
        Chief Executive Officer and President

Foxhill Opportunity Master Fund, L.P.

By:  Foxhill Opportunity Offshore Fund Ltd.
its general partner

By:  Foxhill Capital Partners LLC
its investment manager

By:           /s/ Neil Weiner

Neil Weiner
Managing Member